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                                                       Registration No. 33-_____

                    SECURITIES  AND  EXCHANGE   COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                      NATIONAL SERVICE INDUSTRIES, INC.
           (Exact  name of Registrant as specified in its charter)

            DELAWARE                                            58-0364900
(State or other  jurisdiction  of                             (IRS Employer
  incorporation or organization)                            Identification No.)

             1420 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30309
             (Address of Principal Executive Offices) (Zip Code)

                            AECO EMPLOYEES' 401(K)
                         RETIREMENT AND SAVINGS PLAN
                           (Full title of the Plan)

                               Kenyon W. Murphy
                      National Service Industries, Inc.
                                  NSI Center
                         1420 Peachtree Street, N.E.
                            Atlanta, Georgia 30309
                   (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (404)  853-1440


                                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________________________________________

                                                   Proposed        Proposed
                                                   maximum          maximum
    Title of                                      offering         aggregate        Amount of
securities to             Amount to be            price per        offering         registration
be registered              registered              share            price              fee
- -------------             -------------           -------------    -------------    -------------
National Service               75,000              $28.8125(1)     $2,160,938(1)       $745.15
Industries, Inc.                shares
Common Stock,
$1.00 par value

Participation in the           (2)                  (3)               (3)             (3)
AECO Employees' 401(k)
Retirement and Savings
Plan
- -------------------------------------

(1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on June 26, 1995.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Not applicable.


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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a)     the Registrant's annual report on Form 10-K filed pursuant to
Section 13 of the Securities Exchange Act of 1934 for its fiscal year ended August 31, 1994;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since August 31, 1994; and

         (c) the description of the Registrant's common stock to be offered hereby which is contained in the registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Omitted; inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Omitted; inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("Section 145") generally provides that a director or officer of a corporation: (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding in connection with his service to the corporation, if he is successful in defense of the claims made against him; (ii) may, in actions other than "derivative" and similar actions, be indemnified for expenses, judgments and settlements even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful); and (iii) may be indemnified by the corporation for expenses (but not judgments or settlements) incurred to defend or settle any action by the corporation or a derivative action (such as a suit by a shareholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted without court approval if he was found to be liable to the corporation. Before the permissive indemnification described in clauses (ii) and (iii) above may be made pursuant to Section 145, either (i) a majority of a quorum of disinterested directors,
(ii) the stockholders, or (iii) under certain circumstances, independent legal counsel in a written opinion, must determine that indemnification is appropriate in the circumstances because the applicable standards of conduct have been met.

         Section 145 permits the advancement of expenses incurred by a proposed indemnitee by the corporation in advance of final disposition of the action provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. The corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

         Section 145 also provides that the above rights will not be deemed exclusive of other rights of indemnification or advancement of expenses granted by by-law, agreement, vote of stockholders or disinterested directors or otherwise, as to action in an indemnitee's official capacity and as to action in another capacity while holding such office. The Registrant's Certificate of Incorporation and By-laws provide such additional rights.

         Article Fifteenth of the Registrant's Certificate of Incorporation, which provides contractual indemnification rights, was approved by the Registrant's stockholders in 1987. It provides for mandatory indemnification of directors and officers to the full extent authorized by the Delaware General Corporation Law (as described above) or to the further extent indemnification





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under the Delaware General Corporation Law is broadened in the future.  Article
Fifteenth also mandates advancement of expenses incurred by a proposed indemnitee, provided that, as long as Delaware law so requires, an undertaking to repay (as described above) is delivered to the Registrant.

         Article Fifteenth permits persons indemnified thereunder to bring suit against the Registrant to recover unpaid amounts claimed thereunder, with the expense of bringing a successful suit to be paid by the Registrant. Article Fifteenth also provides that rights conferred therein are nonexclusive and that the Registrant may maintain insurance to protect a director or officer against any expense, liability, or loss, whether or not the Registrant had the power under the Delaware General Corporation Law to indemnify such person against that expense, liability, or loss.

         Section 7.8 of the Registrant's By-laws provides rights to indemnification with respect to conduct on or before January 5, 1987, when Article Fifteenth was adopted. Section 7.8 provides indemnification rights which are similar to, but somewhat narrower than, the rights extended by Article Fifteenth.

         The Registrant's directors and officers are insured against losses arising from any claim against them in such capacities for wrongful acts or omissions, subject to certain limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMS.

         Omitted; inapplicable.

ITEM 8. EXHIBITS.*

         4(a)    Relevant portions of the Restated Certificate of Incorporation of Registrant, filed as Exhibit 3 of the Registrant's Form 10-Q for the quarter ended May 31, 1992, are incorporated herein by reference.

         4(b)    Relevant portions of the By-laws of the Registrant, filed as
Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1989, are incorporated herein by reference.

         23      Consent of Arthur Andersen LLP.

         24      Power of Attorney authorizing David Levy and/or J. Robert Hipps to sign this Registration Statement and amendments to this Registration Statement on behalf of officers and directors of the Registrant.

         Neither an opinion of counsel concerning compliance of the Plan with ERISA nor an Internal Revenue Service (the "Service") determination letter is submitted as an exhibit to the Registration Statement. In lieu thereof, the Registrant undertakes to submit the Plan and any amendments thereto to the Service in order to secure a determination letter in a timely manner and will make all changes required by the Service in order to qualify the Plan and obtain such letter.

ITEM 9. UNDERTAKINGS.

         A.      Rule 415 Offering.

                 The undersigned Registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and



_____________________________________________________________________
*Exhibits are numbered in accordance with Item 601 of Regulation S-K.





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                          (iii)   to include any material information with
         respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.      Filings Incorporating Subsequent Exchange Act Documents by
Reference.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.      Filing of Registration Statement on Form S-8.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, National Service Industries, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 29th day of June, 1995.

                                        NATIONAL SERVICE INDUSTRIES, INC.


                                        By:  /s/Kenyon W. Murphy
                                             Kenyon W. Murphy
                                             Secretary and Assistant Counsel






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
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURES                        TITLE                                         DATE
- ----------                        -----                                         ----
/s/ D. Raymond Riddle             Chairman of the Board, Chief                  June 29, 1995
- --------------------------        Executive Officer, and Director
D. Raymond Riddle


/s/ Don W. Hubble                 President, Chief                              June 29, 1995
- --------------------------        Operating Officer, and Director
Don W. Hubble


/s/ J. Robert Hipps               Senior Vice President, Finance                June 29, 1995
- --------------------------
J. Robert Hipps


/s/ John A. Bostater              Vice President and Controller                 June 29, 1995
- --------------------------
John A. Bostater


/s/ David Levy                    Director                                      June 29, 1995
- --------------------------
David Levy


/s/ Robert M. Holder, Jr.         Director                                      June 29, 1995
- --------------------------
Robert M. Holder, Jr.


/s/ F. Ross  Johnson      *       Director                                      June 29, 1995
- --------------------------
F. Ross  Johnson


/s/ James C. Kennedy      *       Director                                      June 29, 1995
- --------------------------
James C. Kennedy


/s/ Donald R. Keough      *       Director                                      June 29, 1995
- --------------------------
Donald R. Keough


/s/ Bryan D. Langton      *       Director                                      June 29, 1995
- --------------------------
Bryan D. Langton


/s/ Bernard Marcus        *       Director                                      June 29, 1995
- --------------------------
Bernard Marcus





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
/s/ Betty L. Siegel                  *         Director                             June 29, 1995
- -------------------------------------
Betty L. Siegel

/s/ Erwin Zaban                      *         Director                             June 29, 1995
- -------------------------------------
Erwin Zaban


*   By:  /s/ David Levy
         ----------------------------
         David Levy, Attorney-in-Fact


                 Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 29, 1995.

AECO EMPLOYEES' 401(K) RETIREMENT AND SAVINGS PLAN

By: National Service Industries, Inc., Plan Administrator

    By:  /s/ D. Raymond Riddle
          D. Raymond Riddle,
          Chairman of the Board and Chief Executive Officer





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